UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California		91355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2017, MannKind Corporation (the “Company”) entered into an Agreement of Purchase and Sale and Joint Escrow Instructions (the “Purchase Agreement”) with Rexford Industrial Realty, L.P. (“Rexford”), pursuant to which, subject to certain conditions, the Company agreed to sell, and Rexford agreed to purchase, certain parcels of real estate owned by the Company in Valencia, California, which include 11.41 acres of land and an approximately 146,000 square foot building, and all of the improvements, personal property, equipment, supplies and fixtures owned by the Company and used in the operation of, and located at, such property, except certain excluded items (collectively, the “Property”). The purchase price of the Property is $17.3 million, of which amount $500,000 has been deposited by Rexford in escrow and the balance of which is to be deposited with the escrow holder in connection with the closing of the transaction.

Subject to the terms of the Purchase Agreement, the closing of the sale and purchase of the Property shall occur three business days following the 25-day period commencing on the date Rexford receives specified documents in the possession or control of the Company relating to the physical or environmental condition of the Property, service contracts for the Property and certain additional materials (collectively, the “Materials”). All Materials are required to be delivered on or before January 13, 2017.

The Purchase Agreement contains customary conditions to closing, including, among other things, Rexford’s approval of title conditions, physical inspections and studies, and the Materials. In addition, if, prior to the last day of the aforementioned 25-day period, Rexford determines that it is dissatisfied, in Rexford’s sole and absolute discretion, with any aspects of the Property and/or its condition or suitability for Rexford’s intended use, or with any of the Materials, then Rexford may terminate the Purchase Agreement and the escrow created pursuant thereto, and upon termination, Rexford would be refunded its deposit.

The foregoing description is only a summary of the Purchase Agreement and is qualified in its entirety by the terms of the Purchase Agreement, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Agreement of Purchase and Sale and Joint Escrow Instructions, dated January 6, 2017, by and between MannKind Corporation and Rexford Industrial Realty, L.P.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding the potential closing, timing and proceeds of the sale of the Property. Words such as “believes”, “anticipates”, “plans”, “expects”, “intends”, “will”, “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. These forward-looking statements are based upon the Company’s current expectations and involve a number of risks and uncertainties, which include, without limitation, risks associated with the satisfaction of closing conditions related to the proposed sale of the Property, Rexford’s right to terminate the Purchase Agreement, and other risks detailed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and other filings with the Securities and Exchange Commission. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, as well as other risks not presently known by the Company or which the Company does not presently consider to be material. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2017	MANNKIND CORPORATION

	By:	/s/ David Thomson
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement of Purchase and Sale and Joint Escrow Instructions, dated January 6, 2017, by and between MannKind Corporation and Rexford Industrial Realty, L.P.